UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2016

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On November 18, 2016 (the "Effective Date"), The Mosaic Company ("Mosaic," and Mosaic and its subsidiaries, individually or in any combination, the "Company") entered into an unsecured revolving credit and term loan facility with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and certain other lenders as described in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On the Effective Date, Mosaic entered into an unsecured revolving credit and term loan facility with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and certain other lenders (the “Mosaic Credit Facility”). The Mosaic Credit Facility consists of a revolving credit facility of up to $2.0 billion (the “Revolving Credit Facility”) that is available for revolving credit loans, swing line loans of up to $75 million and letters of credit of up to $150 million, and a term loan facility of $720 million (the “Term Loan Facility”).  Proceeds of borrowings may be used for working capital, capital expenditures, dividends, share repurchases, acquisitions and other lawful corporate purposes.
The Mosaic Credit Facility amends and restates a prior unsecured credit facility entered into on December 5, 2013 by Mosaic with Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders that consisted of a revolving facility of up to $1.5 billion, swing line loans of up to $75 million and letters of credit of up to $150 million (the “Prior Credit Facility”), and also replaces a prior unsecured term loan facility entered into on March 20, 2014 by Mosaic with Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders (the “Prior Term Loan Facility”), under which Mosaic previously borrowed an aggregate of $800 million in term loans, including $370 million in Term A-1 Loans with a final maturity date of September 18, 2017 and $430 million in Term A-2 Loans with a final maturity date of September 18, 2019.  An aggregate of $720 million of Term A-1 Loans and Term A-2 Loans was outstanding on November 18, 2016.  Mosaic borrowed the entire amount available under the Term Loan Facility on November 18, 2016 (the “Term Loan”) and the proceeds were used to prepay in full, without premium or penalty, the Prior Term Loans.  Letters of credit outstanding under the Prior Credit Facility in the amount of approximately $18.3 million became letters of credit under the Mosaic Credit Facility and utilize a portion of the amount available for revolving loans. Other than letters of credit, no borrowings had been made under the Prior Credit Facility.  As of the date hereof, no borrowings are outstanding under the Mosaic Credit Facility, and the net amount available for borrowing is approximately $1.98 billion. Unused commitment fees under the Mosaic Credit Facility currently accrue at an annual rate of 0.15%.
The maturity date of the Mosaic Credit Facility, including final maturity of the Term Loan, is November 18, 2021. In addition, Mosaic is required to repay 5.00% of the Term Loan balance the first two anniversaries of the Effective Date, 7.50% on the third anniversary of the Effective Date, and 10.00% on the fourth anniversary of the Effective Date. Mosaic may prepay outstanding Revolving Credit Facility loans and Term Loan amounts at any time and from time to time, without premium or penalty, but subject to payment of customary breakage costs arising from payments prior to the end of LIBOR interest periods.
Compared to the Prior Credit Facility and Prior Term Loan Facility, the Mosaic Credit Facility:

•	increases the amount available under the Revolving Credit Facility to $2.0 billion;

•	reduces the rates applicable to Revolving Credit Facility unused commitment fees;

•	eliminates a requirement that the Company maintain a ratio of Total Debt to EBITDA (as defined) of no more than 3.5 to 1.0; and

•	provides the Company with additional flexibility under other restrictive covenants.
The Mosaic Credit Facility has cross-default provisions that, in general, provide that a failure to pay principal or interest under any one item of other indebtedness in excess of $50 million or $75 million for multiple items of other indebtedness, or breach or default under such indebtedness that permits the holders thereof to accelerate the maturity thereof, will result in a cross-default.
The Mosaic Credit Facility requires the Company to maintain certain financial ratios, including a ratio of Consolidated Indebtedness to Consolidated Capitalization (as defined) of no greater than 0.65 to 1.0, as well as a minimum Interest Coverage Ratio (as defined) of not less than 3.5 to 1.0.
The Mosaic Credit Facility also contains other events of default and covenants that limit various matters. These include limitations on indebtedness, liens, investments and acquisitions (other than capital expenditures), certain mergers, certain sales of assets and other matters customary for credit facilities of this nature.

Certain of the lenders party to the Mosaic Credit Facility and/or their respective affiliates have had and may in the future have various relationships with the Company involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, and trustee and leasing services, for which the lenders or affiliates have received and may in the future receive customary compensation. In addition, the Company has entered in the past and may in the future enter into interest rate, foreign exchange and other derivative arrangements with some of the lenders and/or their respective affiliates.
The foregoing description of the Mosaic Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the Mosaic Credit Facility, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.
The material in Item 2.03 of this report is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
Reference is made to the Exhibit Index hereto with respect to the exhibit furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: November 21, 2016	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.i.
Credit Agreement dated as of November 18, 2016, among The Mosaic Company, Wells Fargo Bank, National Association, as administrative agent, U.S. Bank National Association, as syndication agent, and the lenders party thereto